Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-186069, 333-55805, 333-61881, 333-64175, 333-66755, 333-71933, 333-116578 and 333-160914), Form S-4 (Nos. 333-09043, 333-41563, 333-60123, 333-75120 and 333-113239) and Form S-8 (Nos. 333-186502, 333-88390, 333-00695, 333-116563, 333-25213, 333-39970, 333-47535, 333-51244, 333-66759, 333-83161, 333-83159, 333-91416 and 333-159952) of Saks Incorporated of our report dated March 20, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

March 20, 2013